                                                                    EXHIBIT 10.3

                           ASSET ACQUISITION AGREEMENT
                            ENTERED INTO BY AND AMONG
  EARTHCARE COMPANY, EARTHCARE ENVIRONMENTAL, INC. AND SANTI GROUP OF FLORIDA,
                                 INC. ("SELLER")
                                       AND
                         SEAGRAVES SEPTIC, LLC ("BUYER")


                            ASSET PURCHASE AGREEMENT

            This Asset Purchase Agreement (this "Agreement") is made and entered into by and among EarthCare Company, a Delaware corporation, SanTi Group of Florida, Inc., a Georgia corporation, and EarthCare Environmental, Inc., a Texas corporation, d/b/a Earthcare Company of Florida, hereinafter referred to collectively as "EarthCare" or "Seller", and Seagraves Septic, LLC, a Florida limited liability company, hereinafter referred to as "Buyer".

                                   WITNESSETH:

            Whereas Seller is the owner of certain assets, hereinafter referred to as the "Acquired Property," and Buyer wishes to acquire the Acquired Property from Seller and Seller desires to lease the Acquired Property to Buyer.


            Now therefore, for and in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1. Purchase and Sale of Acquired Property

      A. Upon basis of the representation and warranties contained herein and subject to the terms and conditions of this Agreement, at the time of Closing, as hereinafter defined, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of the Acquired Property.

      B. At the time of Closing, as the purchase price for the Acquired Property, and in exchange therefore, Buyer shall pay to Seller $25,000.00 cash.

      C. Buyer shall also deliver to EarthCare a note for $625,000.00. The terms of the note are further described herein.

      D. The Acquired Property is further described on SCHEDULED 1 attached to this Agreement.

      E. The Acquired Property is also to include certain intangible assets including, but limited to, the telephone numbers, cell phone and pager numbers, and facsimile numbers listed on Schedule 1, the fictitious names and tradenames "Brownie's," "Brownie's Environmental Services," "Brownies Sewer & Drain Cleaning Service," and "Brownies Septic Tank Contractors," customer lists and service and customer history files, internal memoranda and technical data, all as are directly or indirectly related to or used in connection with the Acquired Property.

2. Closing

         Subject to the terms and conditions of this Agreement, the closing of the purchase of the Acquired Property (the "Closing") shall be effective as of September 1, 2001, but held on September 6, 2001, at the Orlando offices of Shutts & Bowen LLP, counsel for the Buyer, or at such other time and date as shall be mutually agreeable to Buyer and Seller. Such time and date is sometimes referred to herein as the "Closing Date" or the "Closing".

3. Procedure at Closing

         The parties hereto agree to take the following steps in the order listed:

      A. Seller shall deliver to Buyer the Acquired Property and such bills of sale, assignments and other instruments necessary to transfer to Buyer the Acquired Property.

      B. In exchange for the Acquired Property, Buyer shall deliver to Seller the purchase price set forth in Section 1B, which shall be paid directly to Bank of America, N.A., pursuant to the following wiring instruction:

            Bank of America, N.A.
            901 Main Street
            Dallas, Texas 75202
            ABA:        111000012
            A/C:        1292000883
            Attn:       Credit Services
            REF:        EarthCare Company

4. Note

      Terms of Note. The terms of the note agreement are documented in this Agreement. A separate note agreement is included as SCHEDULE 4 to this Agreement.

      The note will be in the amount of $625,000.00. The note will bear interest at the prime rate of interest as charged from time to time by Bank of America, N.A., plus 3%, payable monthly in cash on the last day of each month. Payment of interest on the note will be sent by check to the Bank of America, N.A. such that


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


      they receive the checks on or before the last day of each month as long as the note is outstanding.

      Effective January 1, 2002, if the note has not been repaid in full, the interest rate charged on the note will be increased by 1.5% per annum with the same payment terms.

      The note will be secured by the liens of Bank of America, N.A. on the Acquired Property.

      For the first two years from the anniversary of the note, no principal will be due on the note unless Buyer obtains other financing for the Acquired Property. If Buyer obtains other financing for the property, Buyer will remit the cash proceeds from such financing to pay the principal on the note. Seller will apply the proceeds paid by Buyer and will then arrange for the release of the liens from Bank of America, N.A. on the specific Acquired Property financed.

      After the second anniversary of the note, the note will be repayable in thirty-six monthly installments of principal and interest as set forth on
      Schedule 4A attached hereto. Schedule 4A will be updated as the principal on the note is repaid.

      As long as there is any principal or interest outstanding under the note, the note will be personally guaranteed by each of Penny Woodruff and Perry Woodruff.

5. Representation and Warranties of Seller

      A. Seller has good and marketable title to all of the Acquired Property, assets or properties to be transferred and assigned to Buyer pursuant to this Agreement (herein sometimes collectively called the "Assets") subject to no mortgage, conditional sales agreement, charges, liens, or encumbrances other than those listed on EXHIBIT "A" attached hereto. Seller represents that the condition of the Acquired Property has been sufficient to enable Seller to conduct the business for which the Acquired Property is used. Seller does not make any representations about the condition of the Property and Buyer acknowledges that the Acquired Property is purchased as is and where is.

      B. There has not been any material change in the condition of the Acquired Property from the date of the Buyer's inspection to the Closing Date.

      C. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and shareholders of Seller. No other or further corporate act or proceeding on the part of the Seller and shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by each of the companies pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Seller pursuant hereto will constitute, valid and binding agreements of each of the companies, enforceable in accordance with their respective terms. Seller has obtained the necessary consent from Bank of America, N.A. to enter into the transaction contemplated by this Agreement. Seller represents that the Acquired Property and Acquired Property is not subject to any liabilities or obligations, except as described in SCHEDULE 5 C.

      D. SCHEDULE 6 is a true and complete listing of all written service agreements, franchises, licenses or other contracts, if any, to which Seller is a party and which relate to the Acquired Property and Acquired Property. Except as disclosed on Schedule 6, Seller is not in material default or alleged to be in material default thereunder and there exists no condition or event which, after notice or the lapse of time or both, would constitute a default. The lease of the Acquired Property and the sale, transfer and assignment of the Acquired Property will not result in a breach, violation or default of any contracts relating to the Acquired Property or the Acquired Property.

      E. Seller knows of no oral or written communication, fact, event or action which exists or has occurred within 90 days prior to Closing, which would tend to indicate that any of the customers of Seller intend to terminate their business relationship with Seller.

      F. Except as disclosed on EXHIBIT "B", (i) the Seller has complied with and is not in violation of any federal, state or local law, regulation, permit, provision or ordinance relating to the generation, storage, transportation, treatment or disposal of hazardous, toxic or polluting substances; (ii) has obtained and adhered to all necessary permits and other approvals necessary to store, dispose, and otherwise handle hazardous, toxic and polluting substances; (iii) has reported, to the extent required by federal, state and local law, all past and present sites where hazardous, toxic or polluting substances, if any, from the Seller have been treated, stored or disposed. The Seller has not transported any hazardous, toxic or polluting substances or arranged for the transportation of such substances to any location which is listed or proposed for listing under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), or the Clean Water Act, as amended ("CWA"), or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Seller for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA, RCRA or the CWA which could lead to a claim being made against Buyer or Seller.

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

      G. The consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a breach or default under, any provision of law, any order of any court or other agency of government, the articles of incorporation or bylaws of Seller, or any note, debenture, mortgage, loan agreement or other instrument to which Seller or its shareholder is a party, or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever on any property or assets to be leased to or transferred to Buyer pursuant to this Agreement.

      H. The Seller is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no labor union prior to the date hereof organizing any employees of the Seller into one or more collective bargaining units. There is not now, and there has not been prior to the date hereof, any actual or, to the knowledge of the Seller and its shareholder, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Seller or which may interfere with its continued operations. Neither the Seller, its shareholder, nor any employee, agent or representative thereof, have since the date of formation of the Seller committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Seller and its shareholder, threatened charge or complaint against the Seller by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Seller prior to the date hereof. Buyer is not obligated, and nothing herein shall be deemed to be a promise, to hire any employees of Seller. The Seller has complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the FLSA and Title I of the Americans with Disabilities Act, all as amended. The Seller is and at all times has been in compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Seller for whom compliance with the Immigration Act is required, the Seller has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. The Seller has not been cited, fined, served with a Notice of Intent to Fine or with a Cease or Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Seller by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

      I. The Seller does not and has not maintained, and has no liability with respect to, (a) any Employee Benefit Plan (as defined below) intended to qualify under Code Section 401(a) or 403(a)(i), (b) any multi-employer plan, as defined in Section 3(37) of ERISA, or (c) any employee pension benefit plan, as defined in Section 3(2) of ERISA. EXHIBIT "C" contains a list setting forth each employee benefit plan or arrangement of the Seller, including but not limited to employee welfare benefit plans, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in
            Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Seller participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 (if any) and summary plan descriptions with respect thereto, if applicable, were furnished to Buyer). With respect to each Employee Benefit Plan (i) each has been administered in all respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

6. Material Contracts

         SCHEDULE 6 is a list and brief description, as of Closing, of certain leases, contracts, commitments, agreements and other documents to which Seller is a party that relate to the Acquired Property, to the best of Seller's knowledge. Except for contracts and documents listed on Schedule 6, Seller is not a party to or bound by any written or oral (i) contracts not made in the ordinary course of business; (ii) employment contracts, other than terminable at will; (iii) bonus, pension, profit sharing, retirement, hospitalization, insurance or other plan providing employee benefits; (iv) leases with respect to any property, real or personal, whether as Seller or Buyer; (v) continuing contracts for the future purchase of materials, supplies or equipment in excess of the requirements of the business related to the Acquired Property; (vi) contracts or commitment for capital expenditures; (vii) contracts continuing over a period of more than six months from its date; or (viii) material contracts necessary to conduct the operations and business related to the Acquired Property.

7. Employee matters

         Seller has generally enjoyed a good employer-employee relationship with the employees listed on SCHEDULE 7. Seller warrants that there are no known pending or threatened actions by any of the employees listed on Schedule 7 alleging sex, age, race or other discriminatory practices, no current effort to organize those employees into collective bargaining units, and no collective bargaining agreement is in effect.

            For a period of time not to exceed three months after the Closing Date, Seller will, at no charge or fee to Buyer, continue to employ the employees listed on Schedule 7 at their current salaries and will lease such employees to Buyer. Buyer will two days in advance of each weekly payroll payment date provide Seller with a check to cover the total payroll costs of such employees. The total payroll cost will include the salaries and wages owed to the employees, the employer portion of taxes, insurance and benefits and the employer paid cost of any worker's compensation insurance. Seller shall pay to each of the employees listed on Schedule 7 within five (5) days following Closing all vacation pay accrued through Closing. The employees listed on
Schedule 7 will continue to be eligible for participation in Seller's employee benefit plans for a period not to exceed three months after the Closing Date. Buyer, at its option, may extend such employee leasing program for up to one year after the Closing Date or such longer or shorter period as the Seller agrees to.

8. Insurance

            For a period of time not to exceed three months after the Closing Date, Buyer may participate in the Seller's business vehicle, workers compensation, property and general liability insurance programs. Buyer will be charged an amount for such insurance based on the number of vehicles insured as compared to the total number of vehicles insured by Seller and based on the value of the other Acquired Property as compared to the total value of property insured by Seller. Buyer will be responsible for all claim costs that may arise from such vehicles and other Acquired Property that are not covered by the Seller's insurance carriers. Payment for claims costs will be made monthly to Seller and are due within 10 days of receipt of billing. Buyer, at its option, may extend such participation by Buyer for an additional period of time to be mutually agreed upon by Seller and Buyer.

9. Licenses

            SCHEDULE 9 lists all licenses and permits for the Acquired Property. All licenses and permits relating to the Acquired Property and the Acquired Property are in full force and effect, and no violations are or have been recorded in respect to any thereof, and no proceeding is pending, or to the knowledge of Seller threatened, to revoke, suspend or otherwise limit such licenses or permits.

10. Sublease of Orlando property with Seagraves

            Seller is currently party to a lease for real property located in Orlando. Seller will sublease such property to Buyer for the remaining term of the lease and Seller hereby agrees that Buyer shall make all rent payments under the sublease directly to the Landlord under the Lease and not to Seller.

11. Litigation

            Except as disclosed on SCHEDULE 11, there is no litigation or material defaults relating to the Acquired Property. Seller is not in any material default of any order, writ,



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injunction or decree of any court, or any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality, or any agreement or obligation to which Seller is a party, all as related to the Acquired Property.

12. Broker or agent fees

            No agent, broker, finder, representative or other person or entity acting pursuant to authority of the Seller or Buyer will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

13. No material or adverse change

            Except as otherwise disclosed on SCHEDULE 13, since May 31, 2001, there has not been (i) any material adverse change in the business related to the Acquired Property; (ii) any sale or other disposition of any of the Acquired Property; or (iii) any damage, destruction or loss materially and adversely affecting the Acquired Property.

14. Due authorization and authority

            This Agreement constitutes valid and binding obligations of Seller and Buyer, enforceable in accordance with the terms of this Agreement. Neither the execution or delivery of this Agreement nor the consummation of the transaction contemplated hereby will result in any breach of or default (or give rise to any right of termination, cancellation or acceleration) under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable upon Seller or Buyer.

            Buyer and Seller have the full power, right and authority to enter into and perform this Agreement without the consent of any person, entity or governmental agency, and the consummation of the transaction contemplated by this Agreement will not result in the breach or termination of any provision of or constitute a default under any lease, indenture, mortgage, deed of trust or other agreement or instrument, or any order, decree, statute or restriction to which Buyer or Seller are a party or by which any of the Acquired Property is bound or subject.

15. Seller's and Buyer's Covenants

      A. Seller and Buyer agree that Seller and Buyer will each provide access to the other for purposes of obtaining information related to the Acquired Property. To the extent that any significant personnel or other resources are needed to obtain any information related to the Acquired Property, Seller and Buyer will be responsible for their respective costs.

      B. Seller will at Closing provide Buyer with an extract from Seller's OS2K database in EXCEL format which will contain all Seller's customer information related to its septic, sewer and drain services, septic repairs,


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            sludge hauling, plumbing, and Vactor business, including service history information.

      C. Seller shall continue to perform its obligations for the Septishield program after the Closing until all existing contracts are satisfied. Seller shall pay to Buyer any amounts due (i.e. 50% of the contract balance) under its Terralift program for repairs made by Buyer for customers of that program.

      D. Seller shall enter into a non-compete agreement with Buyer for Orange, Osceola, Seminole, Lake, Brevard and Volusia Counties, Florida. The non-compete shall be for five (5) years with respect to septic, sewer and drain services, septic repairs, sludge hauling, plumbing, and Vactor business. Seller shall also release Penny Woodruff from her non-compete with Seller except for the grease trap service line of business. Additionally, Seller shall provide the same release for James Seagraves and Perry Woodruff, if requested.

      E. EarthAmerica, Orlando, Florida and EarthCare Environmental, Inc. shall enter into an Employment Agreement with Penny Woodruff to act as the General Manager and Vice President, respectively, for a period of one (1) year.

      F.    Buyer shall be required to provide Seller with notice at least two
            (2) weeks prior to Closing of any drivers presently employed by Seller which Buyer does not intend to hire.

      G. Buyer may terminate this Agreement by notice to Seller if Buyer is not able to obtain working capital financing on or before the Closing, in an amount acceptable to Buyer.

      H. All vendor accounts of Seller with respect to the Acquired Property shall be current at Closing.

16. Taxes

            Seller and Buyer agree that all State, City and County personal property taxes, if any, which are directly applicable to the Assets to be transferred hereunder, shall be prorated to the Closing Date. Buyer shall pay only the pro rata share of such taxes applicable to the period subsequent to the Closing Date. Buyer shall pay all sales and use taxes arising as a result of this transaction.

17. Indemnification and claims

      A. Seller shall, and hereby agree jointly and severally to, indemnify and hold harmless Buyer at all times from or after the Closing against and in respect to any Buyer Damages, as hereinafter defined. Buyer Damages, as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint or several), penalties and damages, including attorneys' fees (including appellate proceedings and paralegal fees) incurred in investigating or in attempting to avoid or defend same or oppose the imposition thereof, resulting to Buyer from (a) any inaccurate representation made in or under this Agreement which survives Closing; (b) breach of any of the warranties made in or under this Agreement which survives Closing; (c) breach or default in the performance of any of the covenants to be performed subsequent to Closing hereunder; (d) any debts, liabilities or obligations of Seller whether accrued, absolute, contingent, or otherwise, due or to become due; and (e) any claims (relating to the Assets or business of Seller or act or omissions of Seller) of persons or entities based on facts prior to Closing including, but not limited to, environmental matters. Such indemnity shall not apply until an aggregate of Buyer Damages in excess of $5,000.00 has been incurred by Buyer.

      B. Buyer shall, and hereby agrees to indemnify and hold harmless Seller at all times from or after the Closing against and in respect to any Seller Damages, as hereinafter defined. Seller Damages, as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities, penalties and damages, including attorneys' fees (including appellate proceedings and paralegal fees) incurred in investigating or in attempting to avoid or defend same or oppose the imposition thereof, resulting to Seller from (a) any inaccurate representation made in or under this Agreement which survives Closing (b) breach of any of the warranties made in or under this Agreement which survives Closing and (c) breach or default in the performance of any of the covenants to be performed subsequent to Closing hereunder. Such indemnity shall not apply until an aggregate of Seller Damages in excess of $5,000.00 has been incurred by Seller.

18. Nature and survival of representations

            All representations and warranties, indemnities, covenants, and agreements made by the Seller in this Agreement shall be deemed joint and several unless indicated otherwise hereunder, and all representations and warranties made by all parties shall survive the Closing and any investigation conducted in connection with this Agreement. Each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the parties contained in this Agreement or in any other documents or papers delivered in connection herewith, and each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other's representation, warranty, covenant and agreement.

19. Liabilities

            Buyer does not assume any liabilities of Seller except as may otherwise be expressly specified herein. In addition, Buyer assumes no liability for any advertisements placed by Seller which continue to run subsequent to the Closing.


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

20. Notice

            Written notice under this Agreement may be provided by mail, courier, fax or email to Seller or Buyer at the following addresses:

            Seller:                 William W. Solomon, Jr.
                                    Chief Financial Officer
                                    EarthCare Company
                                    14901 Quorum Drive, Suite 200
                                    Dallas, Texas 75254-6717
                                    Fax:   972-858-6024
                                    Email: bsolomon@earthcareus.com

            Buyer:                  Seagraves Septic, LLC
                                    1804 South Nashville Street
                                    Orlando, Florida 32805
                                    Attn:   Penny Woodruff
                                    Email:  Pwoodruf@gate.net

21. Governing law

            The laws of the State of Florida will govern this Agreement.

22.         Attorneys' fees and costs

            In the event it becomes necessary for either party to enforce the terms of this Agreement, the prevailing party shall be entitled, in addition to such damages or other relief as may be granted, to recover reasonable attorneys' fees and costs, such attorneys' fees to include those incurred on any appeal.

23.         Jurisdiction, venue and waiver of jury trial

            The parties intend that all disputes concerning this Agreement shall be resolved by arbitration as provided below. However, to the extent arbitration shall be held by a court of competent jurisdiction to be unenforceable or shall otherwise be impossible, and any party submits any matter to a court, the parties agree as follows: Any suit, action or proceeding with respect to this Agreement shall be brought exclusively in the Florida state courts of competent jurisdiction in Orange County, Florida, or in the United States District Court for the Middle District of Florida. ALL PARTIES HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY DOCUMENT DELIVERED HEREUNDER OR IN CONNECTION THEREWITH, OR

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

ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. EACH PARTY HEREBY REPRESENTS THAT THIS WAIVER IS GIVEN KNOWINGLY, WILLINGLY AND VOLUNTARILY.

24. Successors and assigns

            This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and to their respective heirs, representatives, successors and assigns.

SELLER:

EarthCare Company                               SanTi Group of Florida, Inc.
EarthCare Environmental, Inc.


                                                 By:
------------------------------------------           ---------------------------
William W. Solomon, Jr.                          Its:
Vice President and Chief Financial Officer           ---------------------------



BUYER:

Seagraves Septic, LLC


By
   ---------------------------------------
   Penny Woodruff, President



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


                                    EXHIBIT A


All of the Acquired Property are currently only subject to the liens filed by Bank of America, N.A. set forth below. Following the Closing pursuant to the terms of the Asset Purchase Agreement, all of the Acquired Property will remain subject only to the liens filed by Bank of America, N.A. set forth below.


           Debtor                            File No.             Filing Date
           ------                            --------             -----------
EarthCare Company of Florida, Inc.           99 00000 70256       03/31/99
SanTi Group of Florida, Inc.                 98 0000 1 50168      07/07/98

                                    EXHIBIT B

                                      NONE.

                                   SCHEDULE 1

                                ACQUIRED PROPERTY

SEE SEPARATE SCHEDULE LISTING THE ASSETS TO BE ACQUIRED. THE FOLLOWING ITEMS ARE TO BE INCLUDED IN THE ACQUIRED PROPERTY:

      1. CURRENT CUSTOMER LIST AND CONTRACTS ASSOCIATED WITH THE ACQUIRED PROPERTY. CUSTOMER CONTRACTS ARE LISTED ON SCHEDULE 6.

      2.    GOODWILL RELATED TO ACQUIRED PROPERTY.

      3.    LICENSES AND PERMITS RELATED TO ACQUIRED PROPERTY LISTED ON
            SCHEDULE 9.

      4.    OBLIGATION FOR THE LEASES DESCRIBED ON SCHEDULE 6.

      5.    RIGHTS TO THE FOLLOWING TELEPHONE NUMBERS:




TELEPHONE NUMBERS TO BE ASSIGNED TO SEAGRAVES SEPTIC, LLC


          BELL SOUTH                             INTERMEDIA                        SPRINT
      TELEPHONE #/ACCT #                      TELEPHONE #/ACCT #              TELEPHONE #/ACCT #
----------------------------         ---------------------------------  ----------------------------
407/841-4321                         407/841-7339-fax / 2032612         407/880-0719 / 4078800719823
407/880-0719 / 0562858038001         407/926-0034                       352/017-8112 / 3520178112679
407/328-9400                         407/425-0688
407/841-0678                         407/425-1270
407/872-3693                         407/425-2387
386/734-7342 / 0590282431001         407/425-3077
386/738-6800 / 0590282478001         407/425-3541
407/872-0848                         407/540-3722
                                     407/540-3729-really 407/872-0848

CELL/PAGER NUMBERS TO BE ASSIGNED TO SEAGRAVES SEPTIC, LLC


          VERIZON                  NEXTEL
       PAGER #/ACCT #        TELEPHONE #/ACCT #
       --------------        -------------------

        407/596-2537         407/948-6323 / 5
                             407/467-8210 / 20
        407/596-4653         407/509-2314 / 29
        407/981-5654         407/509-2334 / 30
        407/596-1836         407/509-2335 / 31
        407/596-5872         407/466-9716 / 33
        407/596-4570         407/402-8883 / 36*
        407/596-2620         407/468-7453 / 38
        407/983-8260         407/948-5138 / 59*
        407/596-2573         407/948-8362 / 200
        407/740-3537         407/468-7451 / 238*
                             407/466-2125 / 15
                             407/466-6826 / 11
                             407/466-6828 / 7
                             407/466-6830 / 17
                             407/948-6295 / 2.
                             407/948-6896 / 8

                                   SCHEDULE 6

                               MATERIAL CONTRACTS

                               CUSTOMER CONTRACTS

              CUSTOMER NAME                       TYPE OF CONTRACT
              -------------                       ----------------

Orange County Wastewater Division       Sewage & Liquid Sludge Hauling
Twin Lakes Manor                        Jetting
Boca Club Apartments                    Jetting
Alexan Club @ Maitland Center           Lift Station
Waterford East                          Lift Station
Whisper Lake Apartments                 Lift Station
Valencia Forest                         Lift Station
The Willows of Winter Park              Lift Station
Southern Pines                          Lift Station
Silver Terrace Apartments               Lift Station
Silver Cove Apartments                  Lift Station
Seville Place Apartments                Lift Station
Kimco Realty Corporation                Lift Station
Sabal Palm                              Lift Station
Ridge Point Apartments                  Lift Station
Quest North                             Lift Station
Pershing Point Apartment                Lift Station
Orlando Bridge                          Lift Station
Moorings Condos c/o Sentry Mgmt.        Lift Station
Lincoln Properties                      Lift Station
Maitland Club Apartments                Lift Station
Marina Landing Apartments               Lift Station
Landtree Place                          Lift Station
Lake Buena Vista Apartments             Lift Station
Ivanhoe Foundation                      Lift Station
International Plaza Ltd.                Lift Station
Kingston Court Condo                    Lift Station
Hideaway Pines Apartment Trust          Lift Station
Hidden Cove Apartments                  Lift Station
Holy Family Catholic Church             Lift Station
The Grove Apartments                    Lift Station
Golden Pond                             Lift Station
Forsyth Center                          Lift Station
Fairview Vista Condominiums             Lift Station
Fairwinds Federal Credit Union          Lift Station
Fairfield Inn                           Lift Station
Devlugt Machine & Tool                  Lift Station
Department of Juvenile Justice          Lift Station
Deltona Landing                         Lift Station
Cricket Club Apartments                 Lift Station
Colonial Ridge                          Lift Station
Chatham Landing Apartments              Lift Station
Cedar Creek Apartments                  Lift Station
C & J Property Management               Lift Station
Bishop Park                             Lift Station
Bermuda Dunes Apartments                Lift Station
Bryan's Spanish Cove                    Lift Station
Kimco Realty /Bayhill Plaza             Lift Station
Quality Inn                             Lift Station
Florida RS, Inc.                        Lift Station

                                    LICENSES

                                 SEE SCHEDULE 9.

                                OTHER AGREEMENTS

1. Lease with Seagraves, Inc. and William D. Seagraves, Sr. for two locations in Orlando - office building and yard. Seller is to provide Buyer with a sub-lease agreement on identical terms and conditions as this lease. Buyer will be responsible for submitting payments timely to the Seller under the Lease. Seller is Seagraves, Inc. and William D. Seagraves, Sr., 3191 Bayou Sound, Longboat Key, Florida 34228.

2. Two leases for security equipment and two contracts for monitoring services - one lease for office and one lease for yard. Buyer is to assume these leases. Seller is Sonitrol Leasing, P.O. Box 1228, 1020 Laurel Oak Road, Voorheis, New Jersey 08043.

3. Lease for copier machine. Buyer is to assume this lease. Seller is Danka, P.O. 41647, Philadelphia, Pennsylvania 19101.

4. Lease for phone equipment. Buyer is to assume this lease. Seller is Marlin Leasing, P.O. Box 8500-4915, Philadelphia, Pennsylvania 19178.

5.    Contract with Coverall for cleaning services at 1804 Nashville St.
      location.

6.    Contract with Hatley Pest Control for services at 1804 Nashville St.
      location.

                                   SCHEDULE 9

                              LICENSES AND PERMITS



     AUTHORITY                           TYPE OF LICENSE                                COMMENTS                  EXPIRATION
-------------------                   ---------------------                 ------------------------------        ----------
Fla. Dept.of Health                   Cert.of Authorization                 # SA0980885 Septic Contracting        31-Mar-03
Fla. Dept.of Health                   Septic Qualifier                      Vincent (Mike) Passalacqua            30-Sep-01
Fla. Dept.of Health                   Plumbing Qualifier                    John E. Gregory                       30-Sep-01
Orange County                         Occupational                          #3001 Septic Pump / Mfg Proc          30-Sep-01
Orange County                         Occupational                          #1803 Reg Plumbing Contractor         30-Sep-01
Orange County                         Occupational                          #2600 Manuf.- Processor               30-Sep-01
Orange County                         Septic System                         1327 18th Street # 48-179             4-Apr-02
Orange County                         Annual Operating                      Septage Service Co. # 48-50           31-Dec-01
Osceola County                        Occupational                          #6430 Septic Tank Serv                30-Sep-01
Seminole County                       Occupational                          #85 Septic Tanks                      30-Sep-01

                                   SCHEDULE 11

                                   LITIGATION

                                      NONE

                                   SCHEDULE 13

                   MATERIAL ADVERSE CHANGE SINCE MAY 31, 2001

                                      NONE